EXHIBIT-99.09




                                                      May  22, 1999


                              ST Acquisition Corp.
                         Senior Backstop Credit Facility
                                Commitment Letter



ST Acquisition Corp.
c/o CIBC World Markets Corp.
425 Lexington Avenue
7th Floor
New York, New York 10017

Attention:

Ladies and Gentlemen:

                  You have advised Canadian Imperial Bank of Commerce ("CIBC"), CIBC World Markets Corp. ("CIBC World Markets"), The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI") that SW Acquisition, L.P. (the "Partnership"), a partnership formed by CIBC World Markets and certain other investors (the "Sponsers"), has formed an acquisition subsidiary, ST Acquisition Corp. which intends to enter into a transaction pursuant to which ST Acquisition Corp. will merge (the "Merger") with and into TNP Enterprises, Inc. ("TNP"), a holding company that owns Texas New Mexico Power Company (the "Borrower"). In connection with the Merger, the former shareholders of TNP will become entitled to receive approximately $590,000,000 in cash ($44 per share net to each shareholder), and the Sponsers will become the owners of all the issued and outstanding capital stock of TNP. As a result of the Merger outstanding debt of the Borrower in an aggregate amount of up to $428,000,000 could become due and payable. In such connection, you have requested that (i) CIBC World Markets and CSI agree to structure, arrange and syndicate a senior backstop credit facility in the aggregate amount of $428,000,000 the proceeds of which shall be available to refinance such debt (the "Facility"), (ii) CIBC and Chase commit to provide the entire principal amount of the Facility and (iii) CIBC serve as administrative agent for the Facility.

                  Each of CIBC and Chase is pleased to advise you of its commitment to provide $214,000,000 of the amount of the Facility upon the terms and subject to the conditions set forth or referred to in this commitment letter (this "Commitment Letter") and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

                  It is agreed that (i) CIBC will act as the sole and exclusive administrative agent (the "Administrative Agent") for the Facility and (ii) CIBC World Markets and CSI will act as co-book managers and co-lead arrangers for the Facility, and that each will, in such capacities, perform the duties and exercise the authorities customarily performed and exercised by it in such roles. You agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Facility unless you and we shall so agree.

                  CIBC World Markets and CSI intend to syndicate the Facility to a group of financial institutions (together with CIBC and Chase, the "Lenders") identified by CIBC World Markets and CSI in consultation with you. CIBC World Markets and CSI intend to commence syndication efforts promptly, and you agree actively to assist CIBC World Markets and CSI in completing a mutually satisfactory syndication. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from the existing lending relationships of the Borrower and TNP, (b) direct contact between senior management and advisors of the Borrower and TNP and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with CIBC World Markets and CSI, of one or more meetings of prospective Lenders.

                  CIBC World Markets and CSI will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist CIBC World Markets and CSI in their syndication efforts, you agree promptly to prepare and provide to CIBC World Markets and CSI all information with respect to the Borrower, the Partnership, TNP, the Merger and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Facility. You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to CIBC, CIBC World Markets, Chase and CSI by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to CIBC, CIBC World Markets, Chase and CSI by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Facility we may use and rely on the Information and Projections without independent verification thereof.

                  As consideration for CIBC's and Chase's commitments hereunder and CIBC World Markets' and CSI's agreement to perform the services described herein, you agree to pay to CIBC, CIBC World Markets, Chase and CSI the nonrefundable fees set forth in Annex I to the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (collectively, the "Fee Letter").

                  CIBC, CIBC World Markets, Chase and CSI shall be entitled, after consultation with you, to change the pricing, terms and structure of the Facility if CIBC, CIBC World Markets, Chase and CSI determine that such changes are advisable to ensure a successful syndication of the Facility; provided the total amount of the Facility remains unchanged.

                  CIBC's and Chase's commitments hereunder and CIBC World Markets' and CSI's agreements to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and TNP and their respective subsidiaries, taken as a whole, (b) our not becoming aware after the date hereof of any information or other matter affecting the Borrower, the Partnership, TNP or the transactions contemplated hereby which is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, (c) our satisfaction that prior to and during the syndication of the Facility there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or TNP or any affiliate thereof, (d) the negotiation, execution and delivery on or before the date which is 60 days after the date of your acceptance of this Commitment Letter of definitive documentation with respect to the Facility satisfactory to CIBC, CIBC World Markets, Chase and CSI and their counsel and (e) the other conditions set forth or referred to in the Term Sheet. The terms and conditions of CIBC's and Chase's commitments hereunder and of the Facility are not limited to those set forth herein and in the Term Sheet, provided that any additional conditions shall be reasonable and customary for facilities similar to the Facility. Those matters that are not covered by the provisions hereof nor of the Term Sheet are subject to the approval and agreement of CIBC, CIBC World Markets, Chase, CSI and you.

                  You agree (a) to indemnify and hold harmless CIBC, CIBC World Markets, Chase, CSI, their affiliates and their respective officers, directors, employees, advisors, and agents (each, an "indemnified person") from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Facility, the use of the proceeds thereof, the Merger or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person, and (b) to reimburse CIBC, CIBC World Markets, Chase, CSI and their affiliates on demand for all out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facility and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any indirect or consequential damages in connection with its activities related to the Facility.

                  You acknowledge that CIBC, CIBC World Markets, Chase, CSI and their affiliates (the terms "CIBC", "CIBC World Markets", "Chase" and "CSI" being understood to refer hereinafter in this paragraph to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. Neither CIBC, CIBC World Markets, Chase nor CSI will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you in connection with the performance by CIBC, CIBC World Markets, Chase or CSI of services for other companies, and neither CIBC, CIBC World Markets, Chase nor CSI will furnish any such information to other companies. You also acknowledge that neither CIBC, CIBC World Markets, Chase nor CSI has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained from other companies.

                  This Commitment Letter shall not be assignable by you without the prior written consent of CIBC, CIBC World Markets, Chase and CSI (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, CIBC, CIBC World Markets, Chase and CSI. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into between CIBC, CIBC World Markets, Chase, CSI and you with respect to the Facility and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                  This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet nor the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers, agents and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof) and except that this Commitment Letter and the Term Sheet (but not the Fee Letter or its terms and substance) may be disclosed to (x) the officers, directors and representatives of TNP who are directly involved in the consideration of this matter, (y) any regulatory commission as necessary in seeking regulatory approval of the Merger or the transactions relating thereto or (z) the shareholders of TNP in a proxy statement seeking approval for the Merger.

                  The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or CIBC's, CIBC World Markets', Chase's or CSI's commitment hereunder.

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 12:00 p.m., New York City time, on May 25, 1999. CIBC's and Chase's commitments and CIBC World Markets' and CSI's agreements herein will expire at such time in the event CIBC, CIBC World Markets, Chase and CSI have not received such executed counterparts in accordance with the immediately preceding sentence.

                  CIBC, CIBC World Markets, Chase and CSI are pleased to have been given the opportunity to assist you in connection with this important financing.

                                      Very truly yours,

                                      CIBC WORLD MARKETS CORP.


                                      By:  /s/ John P. Burke
                                           ---------------------------
                                       Title: Executive Director
                                              CIBC World Markets Corp., as Agent

                                      CANADIAN IMPERIAL BANK OF
                                      COMMERCE


                                      By:  /s/ John P. Burke
                                           ---------------------------
                                       Title: Executive Director
                                              CIBC World Markets Corp., as Agent

                                      THE CHASE MANHATTAN BANK


                                      By:  /s/ T. Casey
                                           ---------------------------
                                       Title: Vice President


                                      CHASE SECURITIES INC.


                                      By:  /s/ Jay Schwartz
                                           ---------------------------
                                       Title: Managing Director



Accepted and agreed to
as of the date first
written above by:

ST ACQUISITION CORP.


By:  /s/ W. J. Catacosinos
     -------------------------------
 Title:

                                                                       Exhibit A



                         SENIOR BACKSTOP CREDIT FACILITY
                  Statement of Indicative Terms and Conditions

                  SW Acquisition, L.P. (the "Partnership"), a partnership formed by CIBC World Markets Corp. and certain other investors (the "Sponsors"), has formed an acquisition subsidiary, ST Acquisition Corp., which intends to enter into a transaction pursuant to which it will merge (the "Merger") with and into TNP Enterprises, Inc. ("TNP"), a holding company that owns Texas New Mexico Power Company, (the "Borrower"). As a result of the Merger outstanding debt of the Borrower in an aggregate amount of $428,000,000 could become due and payable. Set forth below is a statement of indicative terms and conditions for a senior backstop credit facility to be used to refinance any such debt that becomes due and payable.

I.   Parties

Borrower:                          Texas New Mexico Power Company ("TNMPCo").

Guarantors:                        TNP and each  direct and  indirect subsidiary
                                   of the Borrower.

Co-Lead Arranger
and Co-Book Manager:               CIBC  World   Markets   Corp.   ("CIBC  World
                                   Markets") and Chase Securities Inc. ("CSI" and, together with CIBC World Markets, in such capacity, the "Co-Arrangers").

Administrative Agent:              Canadian  Imperial  Bank of Commerce  ("CIBC"
                                   and, in such  capacity,  the  "Administrative
                                   Agent").

Lenders: A syndicate of banks, financial institutions and other entities, including CIBC and The Chase Manhattan Bank ("Chase"), arranged by the Co-Arrangers (collectively, the "Lenders").
II. Type and Amount of
    Facility

Type and Amount of  Facility:      A  multiple   draw-down   bridge   term  loan
                                   facility  (the  "Bridge  Facility"  and,  the
                                   loans   thereunder,   the   "Loans")   in  an
                                   aggregate    principal    amount   equal   to
                                   $428,000,000.

Availability:                      Loans under the Bridge Facility shall be made
                                   from time to time  during the period  between
                                   the  Closing  Date and the  date  that is the
                                   last  day  of  the  period   (the  "Bond  Put
                                   Period") on which the First Mortgage Bonds and the Debentures may be put to Borrower upon a change of control (plus any customary settlement period).

Purpose: The proceeds of the Bridge Facility shall be available to purchase up to $100,000,000 along with accrued interest and fees of the Borrower's Series U First Mortgage Bonds, up to $7,900,000 along with accrued interest and fees of the Borrower's Series M First Mortgage Bonds (each a "First ----- Mortgage Bond") and up to $140,000,000 along with accrued ------------- interest and fees of the Borrower's Series A Secured Debentures (the "Debentures") that shall be tendered to the ---------- Borrower pursuant to an offer to purchase required by the indentures under which such First Mortgage Bonds and Debentures are outstanding as a result of the Change in Control caused by the Merger. The proceeds of the Bridge Facility shall also be available to refinance the outstanding balance under the Borrower's existing revolving credit facilities.

Maturity:                          The date  that is 364 days  from the  Closing
                                   Date (as defined below).
III.  Certain Payment Provisions

Fees and Interest Rates:           As set forth on Annex I.

Optional Prepayments and
Commitment Reductions:             Loans may be prepaid and  commitments  may be
                                   reduced by the Borrower in minimum amounts to be agreed upon. Optional prepayments of the Loans may not be reborrowed.

Mandatory Prepayments and
Commitment Reductions:             The  commitments  under the  Bridge  Facility
                                   shall automatically be permanently reduced by the amount of any drawing thereunder and shall be terminated at the end of the Bond
                                   Put Period.

IV.  Collateral                    The  Borrower  shall grant a lien in favor of
                                   the Lenders on all First Mortgage Bonds and Debentures that are repurchased with the proceeds of the Loans.

V.  Certain Conditions

Initial Conditions to Closing:     The availability of the Bridge Facility shall
                                   be conditioned  upon the  satisfaction  on or
                                   before   the  date   which  is  nine   months
                                   following the date of the Commitment Letter to which this Term Sheet is attached of conditions precedent usual for facilities and transactions of this type, including, without limitation, the conditions set forth below and customary corporate and document delivery requirements (the date upon which all such conditions precedent shall be satisfied, the "Closing Date")

                                   (a) The Borrower shall have executed and delivered reasonably satisfactory definitive Senior Credit Documentation (as hereinafter defined).

                                   (b) The Partnership shall have received at least $100,000,000 in cash from the issuance of partnership interests to the Sponsors. ST Acquisition Corp. shall have received at least $100,000,000 in cash from the issuance of its common stock to the Partnership, at least $100,000,000 in cash from the issuance of its preferred stock to the Sponsors and CSI and at least $275,000,000 from the issuance of its senior subordinated notes or a drawdown under a senior subordinated bridge facility, each on terms and conditions reasonably satisfactory to the Co-Arrangers. In addition, credit facilities of TNP aggregating $165,000,000 shall have become effective on reasonably satisfactory terms and conditions.

                                   (c) The Merger shall have been consummated in accordance with applicable law and on reasonably satisfactory terms, including the payment to the former shareholders of TNP of not more $600,000,000 in respect of their stock, and pursuant to reasonably satisfactory documentation, and no provision thereof shall have been waived, amended, supplemented or otherwise modified in any material respect.

                                   (d) The Lenders, the Administrative Agent and the Co-Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

                                   (e) All material governmental and third party approvals necessary or, in the reasonable discretion of the Co-Arrangers, advisable in connection with the Merger, the financing contemplated hereby and the continuing operations of the Borrower and its subsidiaries shall have been obtained on reasonably satisfactory terms and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose material adverse conditions on the financing thereof.

                                   (f) The Lenders shall have received reasonably satisfactory evidence that, insofar as can be reasonably foreseen, no final order with respect to any required approval, and no change in or event relating to the order of the Public Utility Commission of Texas dated September 4, 1998, could reasonably result in any rate plan which would be significantly less favorable to the Borrower and its subsidiaries than the Texas Transition to Competition Plan and the rate plans applicable to the Borrower and its subsidiaries in the state of New Mexico on the date hereof.

                                   (g) The Lenders shall have received reasonably satisfactory unaudited interim consolidated financial statements of TNP and of the Borrower for each fiscal month and quarterly period ended after December 31, 1998 as to which such financial statements are available and such financial statements shall not reflect any material adverse change in the consolidated financial condition of TNP and its subsidiaries or the Borrower and its subsidiaries from what was reflected in the financial statements or projections previously furnished to the Lenders.

                                   (h) The Lenders shall have received a reasonably satisfactory pro forma consolidated balance sheet of TNP and its subsidiaries and of the Borrower and its subsidiaries as at the date of the most recent quarterly consolidated balance sheet delivered pursuant to the preceding paragraph consistent in all material respects with the pro forma consolidated balance sheet attached hereto as Annex III (except to the extent of differences that reflect normal operations of the Borrower during the period between December 31, 1998 and the date as of which such pro forma balance sheet shall be prepared).

                                   (i) The Lenders shall be satisfied that consolidated EBITDA of TNP and its subsidiaries (to be defined in a manner consistent with the calculation of consolidated EBITDA attached hereto as Annex
                                   IV) for the latest twelve-month period for which the relevant financial information is available shall equal at least $135,000,000 and TNP shall provide support for such calculation of a nature that is satisfactory to the Lenders for inclusion in marketing materials for the Bridge Facility.

                                   (j) All actions required to perfect the Administrative Agent's security interest in the collateral under the Bridge Facility shall have been completed.

                                   (k) The Administrative Agent shall be satisfied that the insurance programs maintained by TNMPCo and its subsidiaries are with financially sound and reputable insurance companies and that insurance is maintained on all property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                                   (l) The Lenders shall have received a certificate of the Borrower, reasonably satisfactory in form and substance to the Lenders, executed by the Chief Executive Officer or Chief Financial Officer of the Borrower, that shall certify the solvency of the Borrower and its subsidiaries after giving effect to the Merger and the other transactions contemplated hereby.

                                   (m) The Lenders shall have received within 120 days of the date of the Commitment Letter to which this term sheet is attached an environmental audit with respect to certain real property owned or leased by the Borrower and its subsidiaries from a firm satisfactory to the Co-Arrangers, which audit shall not reveal any condition which reasonably could be expected to result in a material adverse change in the business, operations, property, conditions (financial or otherwise) or prospects of the Borrower or its subsidiaries, taken as a whole.

                                   (n) The Lenders shall have received within 120 days of the date of the Commitment Letter to which this term sheet is attached a technical  assessment  of the  assets  of the
                                   Borrower and its subsidiaries by an independent engineer, in form and substance reasonably satisfactory to the Administrative Agent.

                                   (o) The Lenders shall have received within 120 days of the date of the Commitment Letter to which this term sheet is attached a power market study, by a reasonably satisfactory independent power marketing consultant, in form and substance reasonably satisfactory to the Administrative Agent.

                                   (p) The Lenders shall have received such legal opinions (including opinions (i) from counsel to the TNP and its subsidiaries, (ii) from counsel to the Borrower and its subsidiaries, (iii) delivered to ST Acquisition Corp. or the Partnership by counsel to TNP pursuant to the Merger, accompanied by reliance letters in favor of the Lenders and (iii) from such special and local counsel as may be reasonably required by the Administrative Agent), documents and other instruments as are customary for transactions of this type or as they may reasonably request.

                                   (q) The Borrower and ST Acquisition Corp. shall have entered into a tax sharing agreement that shall be in form and substance satisfactory to the Administrative Agent.

                                   (r) The Administrative Agent shall have received reasonably satisfactory evidence that, after giving effect to the Merger, the Borrower's senior unsecured long term debt will continue to be rated as investment grade.

                                   (s) The Administrative Agent shall have received reasonably satisfactory evidence that the Bridge Facility shall be senior debt of the Borrower.

On-Going Conditions:               The making of each  extension of credit shall
                                   be  conditioned  upon (a) the accuracy of all
                                   representations   and   warranties   in   the
                                   documentation     (the     "Senior     Credit
                                   Documentation")  with  respect  to the Bridge
                                   Facility (including,  without limitation, the
                                   material   adverse   change  and   litigation
                                   representations)   and  (b)  there  being  no
                                   default or event of default in  existence  at
                                   the time of,  or after  giving  effect to the
                                   making of, such extension of credit.  As used
                                   herein and in the Senior Credit Documentation
                                   a "material  adverse  change"  shall mean any
                                   event,  development or circumstance  that has
                                   had or could reasonably be expected to have a
                                   material  adverse  effect on (i) the  Merger,
                                   (ii)  the  business,  operations,   property,
                                   condition   (financial   or   otherwise)   or
                                   prospects    of   the    Borrower   and   its
                                   subsidiaries taken as a whole or (iii) the validity or enforceability of any of the Senior Credit Documentation or the rights and remedies of the Administrative Agent and the Lenders thereunder.

VI.  Certain Documentation
     Matters The Senior Credit Documentation shall contain representations, warranties, covenants and events of default customary for financings of this type and other terms deemed appropriate by the Lenders, including, without limitation:

Representations and Warranties:    Financial  statements  (including  pro  forma
                                   financial statements); absence of undisclosed
                                   liabilities;   no  material  adverse  change;
                                   corporate  existence;  compliance  with  law;
                                   corporate power and authority; enforceability
                                   of Senior Credit  Documentation;  no conflict
                                   with  law  or  contractual  obligations;   no
                                   material litigation; no default; ownership of
                                   property;  liens;  intellectual  property; no
                                   burdensome   restrictions;   taxes;   Federal
                                   Reserve   regulations;    ERISA;   Investment
                                   Company Act;  Public Utility  Holding Company
                                   Act;  subsidiaries;   environmental  matters;
                                   solvency;  labor matters;  year 2000 matters;
                                   accuracy   of   disclosure;    creation   and
                                   perfection of security interests; and status of Bridge Facility as senior debt.

Affirmative Covenants:             Delivery of  financial  statements,  reports,
                                   accountants' letters, projections,  officers'
                                   certificates and other information  requested
                                   by the Lenders; payment of other obligations;
                                   continuation  of business and  maintenance of
                                   existence and material rights and privileges;
                                   compliance with laws and material contractual
                                   obligations;   maintenance  of  property  and
                                   insurance;  maintenance of books and records;
                                   right of the Lenders to inspect  property and
                                   books  and  records;   notices  of  defaults,
                                   litigation   and   other   material   events;
                                   compliance with  environmental  laws; further
                                   assurances  (including,  without  limitation,
                                   with   respect  to  security   interests   in
                                   after-acquired property); and agreement to obtain interest rate protection in an amount and manner satisfactory to the Administrative
                                   Agent.

Financial Covenants:
                                   Customary and appropriate for a transaction for this type, to include but not limited to the following;

                                   1.  Maintenance  of a  minimum  tangible  net
                                   worth,
                                   2.  Maintenance of a maximum  leverage ratio,
                                   3. Maintenance of a minimum consolidated interest coverage ratio,
                                   4. Maintenance of a minimum fixed charge coverage ratio, and
                                   5. Maintenance of a total debt to capitalization ratio of not more than 0.65 to

Negative Covenants:                Limitations    on:    indebtedness;    liens;
                                   guarantee        obligations;        mergers,
                                   consolidations,        liquidations       and
                                   dissolutions;   sales  of   assets;   leases;
                                   dividends  and other  payments  in respect of
                                   capital    stock;    capital    expenditures;
                                   investments,  loans  and  advances;  optional
                                   payments and  modifications  of  subordinated
                                   and other debt instruments; transactions with
                                   affiliates;   sale-leasebacks;   changes   in
                                   fiscal year; negative pledge clauses and clauses restricting subsidiary distributions;
                                   and changes in lines of business.

Events of Default:                 Nonpayment of principal when due;  nonpayment
                                   of interest,  fees or other  amounts  after a
                                   grace  period  to be  agreed  upon;  material
                                   inaccuracy of representations and warranties;
                                   violation of covenants (subject,  in the case
                                   of certain affirmative covenants,  to a grace
                                   period  to be  agreed  upon);  cross-default;
                                   bankruptcy  events;   certain  ERISA  events;
                                   material   judgments;   actual  or   asserted
                                   invalidity   of   any   guarantee,   security
                                   document, security interest or subordination provision; and a change of control (the definition of which is to be agreed upon).

Voting: Amendments and waivers with respect to the Senior Credit Documentation shall require the approval of Lenders holding more than 50% of the aggregate amount of the Bridge Loan, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of amortization or maturity of any Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and
                                   (iii) increases in the amount or extensions of the expiry date of any Lender's commitment and (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications to any of the voting percentages and (ii) releases of all or substantially all of the collateral. In addition, "class" voting requirements shall apply to modifications affecting certain payment matters.

Assignments and Participations:    The Lenders  shall be permitted to assign and
                                   sell   participations   in  their  Loans  and
                                   commitments,   subject,   in  the   case   of
                                   assignments  (other than to another Lender or
                                   to an affiliate of a Lender),  to the consent
                                   of the Administrative  Agent and the Borrower
                                   (which  consent  in each  case  shall  not be
                                   unreasonably    withheld).    Non-pro    rata
                                   assignments  shall be permitted.  In the case
                                   of partial assignments (other than to another
                                   Lender or to an affiliate  of a Lender),  the
                                   minimum  assignment amount shall be an amount
                                   to be determined  unless  otherwise agreed by
                                   the  Borrower and the  Administrative  Agent.
                                   Participants  shall have the same benefits as
                                   the Lenders with respect to yield  protection
                                   and increased cost provisions.  Voting rights
                                   of  participants  shall be  limited  to those
                                   matters   set  forth  in  clause   (a)  under
                                   "Voting"    with   respect   to   which   the
                                   affirmative  vote of the Lender from which it
                                   purchased   its   participation    would   be
                                   required. Pledges of Loans in accordance with applicable law shall be permitted without restriction. Promissory notes shall be issued under the Bridge Facility only upon request.

Yield Protection:                  The Senior Credit Documentation shall contain
                                   customary   provisions   (a)  protecting  the
                                   Lenders  against  increased  costs or loss of
                                   yield resulting from changes in reserve, tax,
                                   capital  adequacy and other  requirements  of
                                   law and from the  imposition of or changes in
                                   withholding    or   other   taxes   and   (b)
                                   indemnifying the Lenders for "breakage costs" incurred in connection with, among other things, any prepayment of a Eurodollar Loan
                                   (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.

Expenses and Indemnification:      The  Borrower  shall  pay (a) all  reasonable
                                   out-of-pocket  expenses of the Administrative
                                   Agent and the  Co-Arrangers  associated  with
                                   the  syndication  of the Bridge  Facility and
                                   the  preparation,   execution,  delivery  and
                                   administration    of   the   Senior    Credit
                                   Documentation  and any  amendment  or  waiver
                                   with   respect    thereto    (including   the
                                   reasonable  fees,   disbursements  and  other
                                   charges of counsel) and (b) all out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of counsel) in connection with the enforcement of the Senior Credit
                                   Documentation.

                                   The Administrative Agent, the Co-Arrangers and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of the relevant indemnified person.

Governing Law and Forum:           State of New York.

Counsel to the Administrative
Agent and Co-Arrangers:            Simpson Thacher & Bartlett.

                                                                      Annex I to
                                                                       Exhibit A
Interest and Certain Fees

Interest Rate Options:
                                   The   Borrower   may  elect  that  the  Loans
                                   comprising each borrowing bear interest at a rate per annum equal to:

                                      The ABR plus the Applicable Margin; or

                                      The  Eurodollar  Rate  plus the Applicable
                                      Margin.

                                   Provided, that all Swingline Loans shall bear interest based upon the ABR.

                                   As used herein:

                                   "ABR" means the higher of (i) the rate of interest publicly announced by CIBC as its prime rate in effect at its principal office in New York City (the "Prime Rate") and (ii) the federal funds effective rate from time to time plus 0.5%.

                                   "Applicable Margin" means the per annum rates set forth on Annex II to Exhibit A.

                                   "Eurodollar Rate" means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three or six months (as selected by the Borrower) appearing on Page 3750 of the Dow Jones Markets screen.

Interest Payment Dates:            In the case of Loans bearing  interest  based
                                   upon the ABR ("ABR Loans"), quarterly in arrears.

                                   In the case of Loans bearing interest based upon the Eurodollar Rate ("Eurodollar Loans"), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Commitment Fees:                   The  Borrower  shall  pay  a  commitment  fee
                                   calculated at the per annum rate set forth on Annex II on the average daily unused portion of the Bridge Facility, payable quarterly in arrears.

Utilization Fee:                   0.50% of the  principal  amount  of each Loan
                                   payable at the time such Loan is made.

Default Rate:                      At any time when the  Borrower  is in default
                                   in the payment of any amount of principal due
                                   under the Bridge Facility,  such amount shall
                                   bear   interest   at  2.00%  above  the  rate
                                   otherwise    applicable   thereto.    Overdue
                                   interest, fees and other amounts shall bear interest at 2.00% above the rate applicable to ABR Loans.

Rate and  Fee  Basis:              All per annum  rates shall be  calculated  on
                                   the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

                                                                        Annex II
                                                                    to Exhibit A


                                  Pricing Grid*


Days since Closing Date         1-90 days         91-180 days       181-364 days
--------------------------------------------------------------------------------
Eurodollar Margin                125 bps           150 bps            175 bps
ABR Margin                        25 bps            50 bps             75 bps
Commitment Fee                    25 bps            30 bps            37.5 bps





* The pricing terms set forth herein have been determined under the assumption that the Borrower's senior unsecured long-term debt rating shall be at least BBB- from Standard & Poor's Ratings Services and at least Baa3 from Moody's Investors Service, Inc. If such ratings are lower such pricing terms will be adjusted upwards.

                                                                       ANNEX III



                            PRO FORMA CAPITALIZATION
                                (in $ Thousands)





Revolving Credit Facility - Opco                                         $49,000

First Mortgage Bonds - Opco                                             $100,000

Secured Debentures - Opco                                               $140,000

Senior Notes  Opco                                                      $174,181
                                                                      ----------

       Total Debt - Opco                                                $463,181
                                                                      ==========



Revolving Credit Facility - Holdco                                       $17,245

Senior Term Loan - Holdco                                               $140,000

Senior Notes - Holdco                                                   $275,000
                                                                      ----------

       Total Debt - Holdco                                              $432,245
                                                                      ==========

Preferred Stock - Opco                                                    $3,060

Preferred Stock - Holdco                                                $100,000

Common Equity - Holdco                                                  $100,000
                                                                      ----------

       Total Equity                                                     $203,060
                                                                      ==========

                                                                      ----------

       Total Capitalization                                           $1,098,486
                                                                      ==========


                                                                        ANNEX IV


                                                    TNP Enterprises                          Texas-New Mexico Power Company
                                                       1st Quarter                                   1st Quarter
                                                  --------------------                    --------------------------------

                                               1998      1999     1998      LTM             1998       1999       1998     LTM

Income Applicable to Common Stock              19.3       3.1     4.6       17.8            34.2        3.8        5.3     32.7
Dividends on Preferred Stock                    0.2       0.0     0.0        0.1             0.2        0.0        0.0      0.1
Loss on Discontinued Operations (Net of Taxes) 12.7        -      0.5       12.2              -          -          -        -
Income Taxes                                   15.5       0.7     2.6       13.6            16.9        1.0        2.8     15.1
Other Interest & Amortization                   5.5       1.4     1.1        5.8             5.4        1.4        1.1      5.7
Interest Expense                               48.4      10.2    12.5       46.1            48.3       10.1       12.5     45.9
Less: Other Income Net of Taxes                (1.2)     (0.3)   (0.2)       1.2)           (0.9)      (0.2)      (0.1)    (1.0)
Depreciation & Amortization                    38.1      13.7     9.9       41.9            38.1       13.7        9.9     41.9
EBITDA                                        138.4      28.9    31.0      136.3           142.1       29.8       31.5    140.5
